Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated as of December 22, 2009 is between OVERSTOCK.COM, INC., a Delaware corporation (“Borrower”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Bank”).

ARTICLE 1.

DEFINITIONS.

Section 1.1             Financing Agreement.  Any capitalized term used but not defined herein shall have the meaning ascribed thereto in the Financing Agreement dated as of the date of this Agreement between Borrower and Bank (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”).

Section 1.2             Defined Terms.  In addition to the other terms defined in this Agreement, whenever the following capitalized terms (whether or not underscored) are used, they shall be defined as follows:

“Cash Collateral Account” means that certain account (Account No. 153195058125) maintained by Borrower with Bank, as the same may be re-named or re-numbered from time to time.

“Code” means the Uniform Commercial Code, as enacted in the State of Minnesota, Minn. Stats. Chapter 336.1-101, et seq., as amended from time to time.

“Collateral” means all of Borrower’s rights, titles and interests in and to all of Borrower’s personal property, tangible and intangible, excluding the Ineligible Property but specifically including:

(i)            all of Borrower’s accounts, chattel paper, deposit accounts, documents, equipment, fixtures, instruments, inventory, investment property, general intangibles, goods, and letter-of-credit rights, including without limitation the Cash Collateral Account and the Investment Account;

(ii)           all of Borrower’s rights, titles and interests in and to the commercial tort claims listed, or required to be listed, in Schedule 5.7 to this Agreement;

(iii)          all of Borrower’s rights, titles and interests in and to the Intellectual Property Collateral;

(iv)          without limiting the description of the property or any rights or interests in the property described above in this definition of Collateral, all of Borrower’s rights, titles and interests in and to (a) all of Borrower’s money, cash, and other funds; (b) all attachments, accessions, parts and appurtenances to, all substitutions for, and all replacements of any and all of Borrower’s equipment, fixtures and other goods; (c) all of Borrower’s agreements, as-extracted collateral, tangible chattel paper, electronic chattel paper, health-care-insurance receivables, leases, lease contracts, lease agreements, payment intangibles, proceeds of letters of credit, promissory notes, records, and software; and (d) all of Borrower’s franchises, customer lists, insurance refunds, insurance refund claims, tax refunds, tax refund claims, pension plan refunds, pension plan reversions, patents, patent applications, service marks, service mark applications, trademarks, trademark applications, trade names, domain names, trade secrets, goodwill, copyrights, copyright applications, and licenses;

(v)           all supporting obligations;

(vi)          all of the products and proceeds of all of the foregoing described property and interests in property, including cash proceeds and noncash proceeds, and including proceeds of any insurance, whether in the form of original collateral or any of the property or rights or interests in property described above in this definition of Collateral; and

(vii)         all of the foregoing, whether now owned or existing or hereafter acquired or arising, or in which Borrower now has or hereafter acquires any rights, titles or interests.

“Copyrights” shall mean, collectively, all copyrights owned by or assigned to and all copyright registrations and applications made by Borrower (whether statutory or common law and whether established or registered in the United States or any other country) including, without limitation, the copyrights, registrations and applications listed in Schedule 5.9 hereto, together with any and all (a) rights and privileges arising under applicable law with respect to Borrower’s use of any copyrights, (b) reissues, renewals, continuations and extensions thereof, (c) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) rights corresponding thereto throughout the world and (e) rights to sue for past, present and future infringements thereof.

“Goodwill” shall mean, collectively, the entire goodwill connected with Borrower’s business and, in any event shall include, without limitation, (a) all goodwill connected with the use of and symbolized by any of the Intellectual Property Collateral in which Borrower has any interest, (b) all know-how, trade secrets, customer lists, proprietary information, inventions, methods, procedures, formulae, descriptions, name plates, catalogs, confidential information, consulting agreements, engineering contracts and such other assets which relate to such goodwill, and (c) all product lines of Borrower’s business.

“Ineligible Property” shall mean any of the following property or assets of the Borrower:

(i)            any property or assets to the extent that the Borrower is prohibited from granting a security interest in any such property or assets by reason of (x) an existing and enforceable negative pledge provision to the extent such provision does not violate the terms of any Loan Document or (y) Laws and regulations to which Borrower is subject, except (in the case of either of the foregoing clauses (x) and (y)) to the extent such prohibition is ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or by any other applicable law or principles of equity; provided, however, that the exclusions set forth in this clause (i) shall not apply if such prohibition has been waived or if the applicable Person party to such agreements (or the applicable Governmental Authority or regulatory authority, as applicable) has otherwise consented to the creation hereunder of a security interest in the subject property or assets;

(ii)           permits and licenses to the extent the grant of security interest therein is prohibited by Laws and regulations or by their express terms, except to the extent such prohibition is ineffective under Section 9-408 of the UCC or by any other applicable law or principles of equity; provided, however, that the exclusions set forth in this clause (ii) shall not apply if such prohibition has been waived or if the  applicable Person party to such permits or licenses (or the applicable Governmental Authority or regulatory authority, as applicable) has otherwise consented to the creation hereunder of a security interest in the subject property or assets;

(iii)          deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s salaried employees to the extent not required to be pledged pursuant to the terms of any Loan Document; and

(iv)          the Prime Broker Litigation.

Notwithstanding the foregoing, with respect to clauses (i) and (ii) above, immediately upon the ineffectiveness, lapse or termination of the provisions of such agreements, Laws or regulations which prohibit the grant by the Borrower of a security interest in the subject property or assets, the Borrower shall be deemed to have granted a security interest in all of its rights, titles and interests in and to, such property or assets.

“Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Licenses and Goodwill.

“Investment Account” means that certain account (Account No. 19-506151) maintained by Borrower with Bank, as the same may be re-named or re-numbered from time to time.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority (whether or not such orders, requests, licenses, authorizations, permits or agreements have the force of law).

“Licenses” shall mean, collectively, all license and distribution agreements and covenants not to sue with any other party with respect to any Patent, Trademark or Copyright, whether Borrower is a licensor or licensee, distributor or distributee under any such license or distribution agreement including, without limitation, the license and distribution agreements listed in Schedule 5.9 hereto, together with any and all (a) renewals, extensions, supplements and continuations thereof, (b) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements or violations thereof, (c) rights to sue for past, present and future infringements or violations thereof, and (d) any other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights.

“Patents” shall mean, collectively, all patents issued or assigned to and all patent applications and registrations made by Borrower (whether established or registered or recorded in the United States or any other country) including, without limitation, the patents, patent applications, registrations and recordings listed in Schedule 5.9 hereto, together with any and all (a) rights and privileges arising under applicable law with respect to Borrower’s use of any patents, (b) inventions and improvements described and claimed therein, (c) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (d) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (e)

rights corresponding thereto throughout the world, and (f) rights to sue for past, present and future infringements thereof.

“Prime Broker Litigation” means the lawsuit filed by Borrower, et al. against Morgan Stanley & Co., Incorporated, et al. in the Superior Court of California, County of San Francisco, as case number CGC-07-460147.

“Trademarks” shall mean, collectively, all trademarks (including service marks), logos, federal and state trademark registrations and applications made by Borrower, common law trademarks and trade names owned by or assigned to Borrower and all registrations and applications for the foregoing, including, without limitation, the registrations and applications listed in Schedule 5.9 hereto, together with any and all (a) rights and privileges arising under applicable law with respect to Borrower’s use of any trademarks, (b) reissues, continuations, extensions and renewals thereof, (c) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements thereof, (d) rights corresponding thereto throughout the world, and (e) rights to sue for past, present and future infringements thereof.

“Work” shall mean any work which is subject to copyright protection pursuant to Title 17 of the United States Code.

Section 1.3             Other Definitional Provisions Construction.  Unless otherwise specified:

(a)           As used in this Agreement, accounting terms relating to Borrower not defined in this Agreement have the respective meanings given to them in accordance with GAAP.

(b)           The definition of any document, instrument or agreement includes all schedules, attachments and exhibits thereto and all renewals, extensions, supplements, restatements and amendments thereof.  All Exhibits and Schedules attached to this Agreement are incorporated into, made and form an integral part of, this Agreement for all purposes.

(c)           “Hereunder,” “herein,” “hereto,” “this Agreement” and words of similar import refer to this entire document; “including” is used by way of illustration and not by way of limitation, unless the context clearly indicates the contrary; the singular includes the plural and conversely; and any action required to be taken by Borrower is to be taken promptly, unless the context clearly indicates the contrary.

(d)           All of the uncapitalized terms contained in this Agreement which are now or hereafter defined under the Code will, unless the context indicates otherwise, have the meanings provided for now or hereafter in the Code.

ARTICLE 2.

GRANT OF SECURITY INTEREST; SET-OFF AND RELATED MATTERS.

Section 2.1             Security Interest.  As security for the full, prompt and complete payment and performance by Borrower of the Obligations (as defined in the Financing Agreement), Borrower hereby grants to, and creates in favor of, Bank a continuing security interest in all of the Collateral.

Section 2.2             Set-Off.  All cash, moneys, investment property and other properties of Borrower and the proceeds thereof now or hereafter held or received by Bank from or for the account of

Borrower, including any and all deposits (general or special), account balances and credits of Borrower with Bank or any Affiliate of Bank at any time existing, (a) are part of the Collateral, (b) will be held as security for the Obligations, and (c) may be set-off and applied against any or all Obligations at any time following the occurrence and during the continuance of an Event of Default, and Bank has the right at any time during the continuance of an Event of Default to refuse to allow withdrawals from any account of Borrower.  Borrower authorizes Bank’s Affiliates to pay or to deliver to Bank any deposits or all supporting obligations, or other sums credited by Bank’s Affiliates, or due from Bank’s Affiliates to Borrower, for application against any or all Obligations, at any time following the occurrence and during the continuance of any Event of Default, all without further notice to Borrower or any other Person (such notice being expressly waived) and without any necessity on Bank’s part to resort to other security or sources of reimbursement for the Obligations; provided, however, that nothing in this Section 2.2 will impair or affect Bank’s rights under Sections 3.6 and 7.4 of the Financing Agreement.  The rights given to Bank hereunder are cumulative with Bank’s other rights and remedies, including other rights of setoff.  Bank will promptly notify Borrower of Bank’s receipt of such funds for application against the Obligations, but Bank’s failure to do so will not affect the validity or enforceability thereof.  Bank may give notice of the above grant of a security interest in, and assignment of, such deposits and other sums to any Affiliate of Bank.  Bank has authorization to, and may make any suitable arrangements with, any Affiliate of Bank for effectuation thereof.

ARTICLE 3.

PERFECTION OF BANK’S SECURITY INTEREST; DUTY OF CARE.

Section 3.1             Required Borrower Actions.  Until the termination of this Agreement, Borrower shall perform any and all steps and take all actions reasonably requested by Bank from time to time to perfect, maintain, protect, and enforce Bank’s security interest in the Collateral, including (a) executing and delivering all appropriate documents and instruments as Bank may reasonably determine are necessary or desirable to perfect, preserve, or enforce Bank’s interest in the Collateral, including financing statements, all in form and substance satisfactory to Bank, (b) delivering to Bank any negotiable warehouse receipts or other negotiable documents of title covering that portion of the Collateral which, with Bank’s consent, may be located in warehouses and in respect of which warehouse receipts are issued, (c) upon the occurrence and during the continuance of any Event of Default, transferring inventory to warehouses approved by Bank, and (d) taking such other steps and actions as deemed reasonably necessary or desirable by Bank to perfect and enforce Bank’s security interest in, and Lien on, and other rights and interests in, the Collateral.

Section 3.2             Financing Statements; Notices.  Borrower hereby (a) irrevocably authorizes Bank at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that indicate the Collateral (i) as all assets of Borrower, whether now owned or hereafter acquired or arising, and all proceeds and products thereof, or (ii) as being of an equal or lesser scope or with greater detail, and (b) agrees to provide any other information required by Part 5 of Article 9 of the UCC or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower.  Borrower agrees to furnish any such information to Bank promptly upon request.  Borrower hereby irrevocably authorizes Bank at any time and from time to time to correct or complete, or to cause to be corrected or completed, any financing statements, continuation statements or other such documents as have been filed naming Borrower as debtor and Bank as secured party.  At Bank’s request, Borrower will execute notices appropriate under any applicable requirements of law that Bank reasonably deems desirable to evidence, perfect, or protect its security interest in and other Liens on the Collateral in such form(s) as are reasonably satisfactory to Bank.  Borrower will pay the cost of filing all financing statements and other notices in all public offices where filing is reasonably deemed by Bank to be necessary or desirable to perfect, protect or enforce the security interest and Lien granted to Bank hereunder.  A carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.  Bank is hereby authorized to give notice to any creditor, landlord or any other Person as may be necessary or desirable under applicable laws to evidence, protect, perfect, or enforce the security interest and Lien granted to Bank in the Collateral.

Section 3.3             Bailees; Consignees; Warehousemen.  If any Collateral is in the possession or control of any warehouseman or any of Borrower’s consignees, agents, processors, customers or other bailees, in each case of a value in excess of $100,000, Borrower shall notify such warehousemen, consignee, agents, processors, customers or other bailees of Bank’s security interest and Lien therein, and upon Bank’s request, Borrower will obtain a bailee letter agreement and financing statements acceptable to Bank from such warehousemen, consignees, agents, processors, customers or other bailees, pursuant to which each such warehousemen, consignee, agent, processor, customer or other bailee acknowledges in an authenticated record that such Person is holding the Collateral for Bank’s benefit, subject to Permitted Liens, and such documentation from any secured creditor or lessor of such Person as Bank may request.

Section 3.4             Impositions; Protection of Bank’s Interests.  To protect, perfect, or enforce, from time to time, Bank’s rights or interests in the Collateral, Bank may, in its reasonable discretion (but without any obligation to do so), (a) pay any insurance to the extent Borrower has failed to timely pay the same, (b) maintain guards where any Collateral is located if an Event of Default has occurred and is continuing, and (c) obtain any record from any service bureau and pay such service bureau the cost thereof.  All costs and expenses incurred by Bank in exercising its reasonable discretion under this Section 3.4 will be part of the Obligations, payable on Bank’s demand and secured by the Collateral.

Section 3.5             Bank’s Duty of Care.  Bank shall have no duty of care with respect to the Collateral except that Bank shall exercise reasonable care with respect to the Collateral in Bank’s custody and the accounting for money constituting Collateral proceeds actually received by it hereunder.  Bank shall be deemed to have exercised reasonable care if (a) such property is accorded treatment substantially equal to that which Bank accords its own property, or (b) Bank takes such action with respect to the Collateral as Borrower shall reasonably request in writing.  Bank will not be deemed to have, and nothing in this Section 3.5 may be construed to deem that Bank has, failed to exercise reasonable care in the custody or preservation of Collateral in its possession merely because either (x) Bank failed to comply with any request of Borrower or (y) Bank failed to take steps to preserve rights against any Persons in such property.  Borrower agrees that Bank has no obligation to take steps to preserve rights against any prior parties.

Section 3.6             Verification.  At any time and from time to time, Bank may periodically communicate with Borrower’s account debtors, customers and other obligors to verify with them, to Bank’s satisfaction, the existence, amount and terms of any sums owed by such account debtors, customers or other obligors to Borrower and the nature of any such account debtor’s, customer’s or other obligor’s relationship with Borrower.

Section 3.7             Equipment.  Borrower will, on Bank’s request, deliver to Bank any and all evidences of ownership of the equipment, including any certificates of title and applications for title pertaining to Borrower’s motor vehicles, so that Bank may cause its security interest and Lien to be noted on such certificates of title.  Notwithstanding the foregoing, Borrower shall have no obligation to make any delivery of such evidence (a) with respect to any equipment having a value of less than $100,000 individually or $500,000 in the aggregate or (b) to the extent such delivery would otherwise be inconsistent with Permitted Liens.

Section 3.8             Control Agreement.  Subject to Permitted Liens, with respect to any of the Collateral for which control of such Collateral is a method of perfection under the Uniform Commercial

Code with a value in excess of $100,000 individually or $250,000 in the aggregate, including all of Borrower’s rights, titles and interests in deposit accounts, investment property, electronic chattel paper and letter-of-credit rights, and without limiting the obligations of Borrower under the provisions of Sections 3.9, 3.10, and 3.11, Borrower will, on Bank’s request, cause to be executed by each Person that Bank reasonably determines is appropriate, a control agreement in a form reasonably acceptable to Bank.  Notwithstanding the foregoing, it is specifically understood and agreed that Bank is at all times entitled to require a perfected security interest (where such perfection is accomplished via control) in the Investment Property Collateral (as defined in Section 11.17 below) and the Cash Collateral Account, and Borrower agrees to take all actions reasonably requested by Bank that are necessary or desirable for the purpose of creating, maintaining and perfecting such security interest.

Section 3.9             Promissory Notes and Tangible Chattel Paper.  Subject to Permitted Liens, if Borrower shall at any time hold or acquire any promissory note or tangible chattel paper with a value in excess of $100,000 individually or $250,000 in the aggregate, if requested by Bank, Borrower shall promptly indorse, assign and deliver the same to Bank, accompanied by such instruments of transfer or assignment duly executed in blank as Bank may from time to time specify.

Section 3.10           Electronic Chattel Paper and Transferable Records.  Subject to Permitted Liens, if Borrower at any time holds or acquires an interest in any material electronic chattel paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) with a value in excess of $100,000 individually or $250,000 in the aggregate, Borrower shall promptly notify Bank thereof and, at the request and option of Bank, shall take such action as Bank may reasonably request to vest in Bank control, under §9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

Section 3.11           Letter-of-Credit Rights.  Subject to Permitted Liens, if Borrower is at any time a beneficiary under a letter of credit with a value in excess of $100,000 individually or $250,000 in the aggregate now or hereafter, Borrower shall promptly notify Bank thereof and, at the request and option of Bank, Borrower shall, pursuant to an agreement in form and substance reasonably satisfactory to Bank, either, at the option of Bank, (i) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to Bank of the proceeds of the letter of credit or (ii) arrange for Bank to become the beneficiary of the letter of credit, with Bank agreeing, in each case, that the proceeds of the letter of credit are to be applied as provided in the Financing Agreement.

Section 3.12           Commercial Tort Claims.  Subject to Permitted Liens, if Borrower shall at any time hold or acquire a commercial tort claim other than the commercial tort claims identified on Schedule 5.7 as it exists on the date hereof (collectively, the “Existing Commercial Tort Claims”), which future commercial tort claim(s) could reasonably be expected to have a value in excess of $100,000 individually or $250,000 in the aggregate, Borrower shall immediately notify Bank in a writing signed by Borrower of the particulars thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.  Notwithstanding the foregoing, it is specifically understood and agreed that Bank is at all times entitled to require a perfected security interest in the Existing Commercial Tort Claims (other than the Prime Broker Litigation), and Borrower agrees to take all actions reasonably requested by Bank that are necessary or desirable for the purpose of creating, maintaining and perfecting such security interest.  Notwithstanding anything else in this Agreement, this Agreement does not grant any security or other interest in the Prime Broker Litigation.

ARTICLE 4.

POWER OF ATTORNEY.

Section 4.1             Grant of Power.  Without limiting any other provision of this Agreement, Borrower does hereby make, constitute and appoint Bank (or any officer or agent of Bank) as Borrower’s true and lawful attorney-in-fact, with full power of substitution, which appointment may only be exercised and enforced by Bank following the occurrence and during the continuation of an Event of Default, in the name of Borrower or in the name of Bank or otherwise, for the use and benefit of Bank, but at the cost and expense of Borrower, (i) to indorse the name of Borrower on any instruments, notes, checks, drafts, money orders, or other media of payment (including payments payable under any policy of insurance on the Collateral) or Collateral that may come into the possession of Bank or any Affiliate of Bank in full or part payment of any of the Obligations; (ii) to sign and indorse the name of Borrower on any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with any Collateral, and any instrument or document relating thereto or to any of Borrower’s rights therein; (iii) to file financing statements pursuant to the Uniform Commercial Code and other notices appropriate under applicable law as Bank deems necessary to perfect, preserve, and protect Bank’s rights and interests under this Agreement; (iv) to take any action, and to sign on behalf of Borrower any document, instrument or agreement, necessary to maintain the domain name(s) of Borrower; (v) to execute on behalf of Borrower any documents, instruments or agreements necessary to transfer registration of such domain name(s) to Bank or its designee; (vi) to obtain the insurance referred to in Section 10.14 of the Financing Agreement and indorse any drafts and cancel any insurance so obtained by Bank; (vii) to give written notice to the United States Post Office to effect change(s) of address so that all mail addressed to Borrower may be delivered directly to Bank; and (viii) subject to Permitted Liens, to do any and all things necessary or desirable to perfect Bank’s security interest in, and Lien on, and other rights and interests in, the Collateral, to preserve and protect the Collateral and to otherwise carry out this Agreement.

Section 4.2             Duration; Ratification of Acts.  This power of attorney, being coupled with an interest, will be irrevocable until this Agreement is terminated in accordance with Article 7 hereof.  Borrower ratifies and approves all acts of such attorney, and neither Bank nor its attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law.  Borrower will execute and deliver promptly to Bank all instruments necessary or desirable, as determined in Bank’s discretion, to further Bank’s exercise of the rights and powers granted it in this Section 4.

ARTICLE 5.

WARRANTIES AND REPRESENTATIONS.

To induce Bank to make the Loans and other extensions of credit pursuant to the Loan Documents, Borrower represents to Bank that the following statements are true as of the date hereof and will be true as of any future date on which an advance or extension of credit is made under the Financing Agreement:

Section 5.1             Jurisdiction of Organization; Places of Business, etc.  Borrower’s (a) jurisdiction of organization is the jurisdiction identified on Schedule 5.1, (b) exact legal name is as set forth in the first paragraph of this Agreement, (c) chief executive office and principal place of business are set forth on Schedule 5.1, (d) offices or locations where Borrower keeps the Collateral (except for inventory in transit) or conducts any of its business (together with a statement of whether such location is owned or occupied by Borrower, or is a location at which Collateral is maintained with a third-party) are listed on Schedule 5.1, (e) federal tax identification number is identified on Schedule 5.1, and (f) organizational identification number in its jurisdiction of organization is identified on Schedule 5.1.

Section 5.2             Prior Locations Of Collateral.  Except for inventory in transit, none of the inventory or equipment constituting any material portion of the Collateral is at any location other than those locations set forth on Schedule 5.1.

Section 5.3             Names.  All trade names, assumed names, fictitious names and other names used by Borrower during the five year period preceding the date of this Agreement are set forth on Schedule 5.3, and Borrower has not, during the preceding five year period, except as may be set forth on Schedule 5.3, acquired any of its assets in any bulk transfer.

Section 5.4             Investment Property.  Except as set forth on Schedule 5.4, Borrower has no rights, titles or interests in, or with respect to, any investment property.

Section 5.5             Letter-of-Credit Rights.  Except as set forth on Schedule 5.5, Borrower has no rights, titles or interests in, or with respect to, any letters of credit.

Section 5.6             Electronic Chattel Paper.  Except as set forth on Schedule 5.6, Borrower has no rights, titles or interests in, or with respect to, any electronic chattel paper.

Section 5.7             Commercial Tort Claims.  Except as set forth on Schedule 5.7, Borrower has no rights, titles or interests in, or with respect to, any commercial tort claims.

Section 5.8             Instruments.  Except as set forth on Schedule 5.8, Borrower has no rights, titles or interests in, or with respect to, any instruments, including promissory notes.

Section 5.9             Copyrights, Patents, Trademarks and Licenses.  Set forth on Schedule 5.9 are all registered Copyrights, Patents and Trademarks, and all Licenses, owned by Borrower in its own name as of the date hereof.  To the best of Borrower’s knowledge, each such Copyright, Patent and Trademark of Borrower that is material to the Borrower’s business (a) is valid, subsisting, unexpired, enforceable, (b) has not been abandoned, and (c) is not subject to any holding, decision or judgment rendered by any Governmental Authority which would limit, cancel or question the validity of such Copyright, Patent or Trademark, and no action or preceding is pending which could result in any such holding, decision or judgment.  Except for Permitted Liens or as set forth in Schedule 5.9, none of such Copyrights, Patents and Trademarks that is material to the Borrower’s business is the subject of any licensing or franchise agreement.  Except for Permitted Liens, Borrower has not made any assignment or agreement in conflict with the security interest in the Copyrights, Patents or Trademarks of Borrower hereunder.

Section 5.10           State of Title.  Borrower has good and indefeasible title to, and ownership of, the Collateral, free and clear of all Liens except to the extent, if any, of the Permitted Liens.

Section 5.11           Priority.  Upon the filing of financing statements with the Borrower’s jurisdiction of organization identified on Schedule 5.1, the security interests granted to the Bank hereunder will constitute first priority security interests in all Collateral with respect to which a security interest can be perfected by the filing of a financing statement, subject to Permitted Liens.

ARTICLE 6.

COLLATERAL COVENANTS.

Until this Agreement is terminated in accordance with Article 7 hereof, Borrower will:

Section 6.1             Claims Against Collateral.  Maintain the Collateral, as the same is constituted from time to time, free and clear of all Liens, except to the extent, if any, of the Permitted Liens, and Borrower will defend or cause to be defended the Collateral against all of the claims and demands of all Persons whomsoever which could reasonably be expected to materially adversely affect the value of, the Borrower’s title to, or Bank’s right or interest in, the Collateral (except to the extent, if any, of the Permitted Liens).

Section 6.2             Notice of Change in Place of Business; Names, etc.  (a) Give Bank’s counsel, Briggs and Morgan, P.A., 2200 IDS Center, 80 South 8th Street, Minneapolis, Minnesota 55402 Attention: Michael D. Gordon, at least 30 Business Days advance notice in writing of any change in Borrower’s (i) chief executive office, principal place of business, or (ii) exact legal name as set forth in the first paragraph of this Agreement, or (iii) the adoption by Borrower of any trade names, assumed names or fictitious names in addition to those set forth on Schedule 5.3, and (b) not, without the prior written consent of Bank, change Borrower’s jurisdiction of organization.

Section 6.3             Notice of Governmental or Foreign Accounts.  Promptly notify Bank in writing of any account or contract having a value in excess of $100,000 individually or $500,000 in the aggregate with respect to which the account debtor or counterparty is (a) the United States of America or any state, city, county or other governmental authority or any department, agency or instrumentality of any of them, or any foreign government or instrumentality thereof, or (b) a business which is located in a foreign country (other than Canadian provinces acceptable to Bank).

Section 6.4             Notice of Adverse Information.  Immediately notify Bank in writing of any information which Borrower has received with respect to the Collateral which may with reasonable certainty materially and adversely affect the value thereof or the rights of Bank with respect thereto.

Section 6.5             Equipment.  Maintain the equipment in good operating condition and repair, ordinary wear and tear excepted, make all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved, and promptly inform Bank of any additions to or, subject to the terms of the Financing Agreement, deletions from the equipment that could reasonably be expected to materially adversely affect Bank’s right or interest in the Collateral or the aggregate realizable value thereof.  Borrower will not permit any of the equipment to become a fixture to real property not mortgaged to Bank or an accession to other personal property not constituting part of the Collateral to the extent that Bank’s right or interest in the Collateral or the aggregate realizable value thereof could reasonably be expected to be materially adversely affected.

Section 6.6             Inventory.  Maintain the inventory (in all material respects) in good and salable condition and will handle, maintain and store the inventory in a safe and careful manner in accordance with all applicable laws, rules, regulations, ordinances and governmental orders.

Section 6.7             Insurance.  Insure the Collateral in accordance with the terms of the Financing Agreement.

Section 6.8             [Intentionally Omitted].

Section 6.9             No Liens.  Not create or permit to be created or to exist any Lien on any of the Collateral except to the extent, if any, of the Permitted Liens.

ARTICLE 7.

TERM.

Subject to Section 11.6 below, this Agreement will terminate on the later to occur of (a) the full and indefeasible performance, payment and satisfaction of the Obligations, or (b) the termination of the Financing Agreement.  Upon any such termination, the Bank will, at the Borrower’s expense, execute and deliver to the Borrower such documents (including, without limitation, UCC-3 termination statements) as the Borrower shall reasonably request to evidence such termination.

ARTICLE 8.

BANK’S RIGHTS AND REMEDIES.

Section 8.1             Remedies.  On the occurrence of an Event of Default and after the lapse of any applicable period of cure provided in Section 12.2 of the Financing Agreement, Bank may immediately, at any time, while such Event of Default is continuing, take any one or more of the following actions, without notice, demand or legal process of any kind (except as may be required by law), all of which Borrower waives to the fullest extent permitted by law:

(a)           proceed to enforce payment of the Obligations and to exercise all of the rights and remedies afforded to Bank by the Code, the Uniform Commercial Code as in effect in any jurisdiction, under the terms of the Loan Documents and by law and in equity provided, including those set forth below in this Section 8.1;

(b)           take possession of the Collateral and maintain such possession on Borrower’s premises at no cost to Bank, or remove the Collateral, or any part thereof, to such other place(s) as Bank may desire;

(c)           enter on any premises on which the Collateral, or any part or records thereof, may be situated and remove the same therefrom, for which action Borrower will not assert against Bank any claim for trespass, breach of the peace or similar claim and Borrower will not hinder Bank’s efforts to effect such removal;

(d)           require Borrower, at its cost, to assemble the Collateral and make it available at a place designated by Bank;

(e)           collect, compromise, take, sell or otherwise deal with the Collateral and proceeds thereof in its own name or in the name of Borrower, including (i) bringing suit on any one or more of the accounts, chattel paper, instruments, documents, leases or other agreements (collectively, “Contracts”) in the name of Borrower or Bank, and exercise all such other rights respecting the Contracts, in the name of Borrower or Bank, including the right to accelerate or extend the time of payment, settle, release in whole or in part any amounts owing on any Contract and issue credits in the name of Borrower or Bank, and including proceeding against any collateral or security provided in respect of any Contract, and (ii) bringing suit on any one or more of the general intangibles, in the name of Borrower or Bank, and exercise all such other rights respecting the general intangibles, including the right to accelerate or extend the time of payment, settle, release in whole or in part any amounts owing on any general intangible and issue credits in the name of Borrower or Bank, and including proceeding against any collateral or security provided in respect of any general intangible;

(f)            sell part or all of the Collateral at public or private sale(s), for cash, upon credit or otherwise, at such prices and upon such terms as Bank deems advisable, at Bank’s discretion, and Bank may, if Bank deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale, and without being obligated to make any sale of the Collateral regardless of notice of sale having been given;

(g)           to the extent Bank has not so acted or is currently so acting pursuant to the other terms of this Agreement, notify Borrower’s customers, account debtors and any other Persons (i) obligated on the Collateral to make payment or otherwise render performance to or for the benefit of Bank and (ii) that, without limiting the generality of clause (i), the Contracts and general intangibles have been assigned to Bank and that payments should be made directly to Bank;

(h)           require Borrower, using such form as Bank may approve, to notify Borrower’s customers, account debtors and any other Persons, and to indicate on all of Borrower’s correspondence to such customers, account debtors and other Persons, that the Contracts and general intangibles must be paid to Bank directly;

(i)            sign any indorsements, assignments or other writings of conveyance or transfer in connection with any disposition of the Collateral;

(j)            sell, assign, transfer or otherwise dispose of all or any part of the Collateral in any manner permitted by law and do any other thing and exercise any other right or remedy which Bank may, with or without judicial process, do or exercise under applicable law, and in any such sale Bank may sell, assign, transfer or otherwise dispose of all or any part of the Collateral without giving any warranties and Bank may specifically disclaim any warranties of title and the like;

(k)           apply for and have a receiver appointed under state or federal law by a court of competent jurisdiction in any action taken by Bank to enforce its rights and remedies under this Agreement and, as applicable, the other Loan Documents in order to manage, protect, preserve, and sell and otherwise dispose of all or any portion of the Collateral and continue the operation of the business of Borrower, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the Obligations until a sale or other disposition of such Collateral is finally made and consummated;

(l)            enforce the obligations of an account debtor or other Person obligated on collateral and exercise the rights of the debtor with respect to the obligation of the account debtor or other Person obligated on collateral to make payment or otherwise render performance to Borrower, and with respect to any property that secures the obligations of the account debtor or other Person obligated on collateral, in any case directly or through collection agencies or other collection specialists; and

(m)          without limiting the provisions of Section 2.2, apply (or instruct another Person to apply) to the Obligations the balance of any deposit account that is part of the Collateral.

Borrower acknowledges that portions of the Collateral could be difficult to preserve and dispose of and be further subject to complex maintenance and management.  Accordingly, Bank, in exercising its rights under this Section 8.1, shall have the widest possible latitude to preserve and protect the Collateral and Bank’s security interest in and Lien thereon.  Moreover, Borrower acknowledges and agrees that Bank shall have no obligation to, and Borrower hereby waives to the fullest extent permitted by law any right that it may have to require Bank to, (x) clean up or otherwise prepare any of the Collateral for sale, (y) pursue any Person to collect any of the Obligations, or (z) exercise collection remedies against any Persons obligated on the Collateral.  Bank’s compliance with applicable local, state or federal law requirements, in addition to those imposed by the Uniform Commercial Code, in connection with a disposition of any or all of the Collateral will not be considered to adversely affect the commercial reasonableness of any disposition of any or all of the Collateral under the Uniform Commercial Code.

Section 8.2             Notice of Disposition; Allocations.  If any notice is required by law to effectuate any sale or other disposition of the Collateral, (a) Bank will give Borrower written notice of the time and place of any public sale or of the time after which any private sale or other intended disposition thereof will be made, and at any such public or private sale, Bank may purchase all or any of the Collateral, and (b) Bank and Borrower agree that such notice will not be unreasonable as to time if given in compliance with this Agreement ten days prior to any sale or other disposition.  The proceeds of the sale will be applied first to all costs and expenses of such sale including Attorneys’ Fees and other costs and expenses, and second to the payment of all Obligations in the manner and order determined by Bank in its discretion.  Borrower shall remain liable to Bank for any deficiency.  Unless otherwise directed by law, Bank will return any excess to Borrower.

Section 8.3             Payment of Expenses.  Borrower shall pay to Bank or cause to be paid to Bank, on its demand, all costs and expenses, including court costs, Attorneys’ Fees and costs of sale, incurred by Bank in exercising any of its rights or remedies hereunder, all of which constitute part of the Obligations and are secured by the Collateral.

ARTICLE 9.

INDEMNIFICATION.

In consideration of the execution and delivery of the Financing Agreement and the making of any Loan to Borrower, Borrower will indemnify and hold Bank and Bank’s directors, Affiliates, and agents (for the purposes of this Article 9 each is an “Indemnified Party”) harmless from and against any and all claims, losses, obligations and liabilities arising out of or resulting from any or all of (a) this Agreement and (b) the transactions contemplated by this Agreement (including enforcement of this Agreement), except for claims, losses or liabilities to the extent resulting from an Indemnified Party’s gross negligence or willful misconduct.  The indemnification provided for in this Article 9 is in addition to, and not in limitation of, any other indemnification or insurance provided by Borrower to Bank.

ARTICLE 10.

NOTICE.

Any notice, certificate, request, notification and other communication required, permitted or contemplated hereunder must be in writing and given in accordance with the Financing Agreement.

ARTICLE 11.

GENERAL.

Section 11.1           Severability.  If any term of this Agreement is found invalid under Minnesota law or other laws of mandatory application by a court of competent jurisdiction, the invalid term will be considered excluded from this Agreement and will not invalidate the remaining terms of this Agreement.

Section 11.2           GOVERNING LAW.  THIS AGREEMENT HAS BEEN DELIVERED AND ACCEPTED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT MINNEAPOLIS, MINNESOTA.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA (WITHOUT REGARD TO MINNESOTA CONFLICTS OF LAW PRINCIPLES).

Section 11.3           WAIVER OF JURISDICTION.  AS A SPECIFICALLY BARGAINED INDUCEMENT FOR BANK TO ENTER INTO THIS AGREEMENT AND EXTEND CREDIT TO BORROWER, BORROWER AND BANK AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT, ITS VALIDITY OR PERFORMANCE AND WITHOUT LIMITATION ON THE ABILITY OF BANK, ITS SUCCESSORS AND ASSIGNS, TO INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO THE REPAYMENT AND COLLECTION OF THE OBLIGATIONS AND THE EXERCISE OF ALL OF BANK’S RIGHTS AGAINST BORROWER WITH RESPECT THERETO AND ANY SECURITY OR PROPERTY OF BORROWER, INCLUDING DISPOSITIONS OF THE COLLATERAL, SHALL BE INITIATED AND PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS AT MINNEAPOLIS, MINNESOTA.  BANK AND BORROWER EACH CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY COURT SITUATED AT MINNEAPOLIS, MINNESOTA HAVING JURISDICTION OVER THE SUBJECT MATTER, AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO BORROWER AND BANK AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THE FINANCING AGREEMENT OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF MINNESOTA.  BORROWER WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

Section 11.4           Survival and Continuation of Representations and Warranties.  All of Borrower’s representations and warranties contained in this Agreement shall (a) survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, and (b) remain true until the Obligations are fully performed, paid and satisfied and are made by Borrower with the same effect as though the representations and warranties had been made again on, and as of, each day on which an advance or extension of credit is made under the Financing Agreement, subject to such changes as may not be prohibited hereby, do not constitute Events of Default, or have been consented to by Bank in writing.

Section 11.5           Bank’s Additional Rights Regarding Collateral.  All of the Obligations shall constitute one obligation secured by all of the Collateral.  In addition to Bank’s other rights and remedies under the Loan Documents, Bank may, in its discretion exercised in good faith, following the occurrence and during the continuance of any Event of Default: (a) exchange, enforce, waive or release any of the Collateral or portion thereof, (b) apply the proceeds of the Collateral against the Obligations and direct the order or manner of the liquidation thereof (including any sale or other disposition), as Bank may, from time to time, in each instance determine, and (c) settle, compromise, collect or otherwise liquidate any such security in any manner without affecting or impairing its right to take any other further action with respect to any security or any part thereof.

Section 11.6           Application of Payments; Revival of Obligations.  Bank shall have the continuing right to apply or reverse and reapply any payments to any portion of the Obligations.  To the extent Borrower makes a payment or payments to Bank or Bank receives any payment or proceeds of the Collateral or any other security for Borrower’s benefit, which payment(s) or proceeds or any part thereof are subsequently voided, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payment(s) or proceeds had not been received by Bank.

Section 11.7           Additional Waivers by Borrower.  Borrower waives presentment and protest of any instrument and notice thereof, and, except as expressly provided in the Loan Documents, demand, notice of default and all other notices to which Borrower might otherwise be entitled.  Borrower shall also assert no claim against Bank on any theory of liability for consequential, special, indirect or punitive damages.

Section 11.8           Equitable Relief.  Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to Bank; therefore, Borrower agrees that Bank, if Bank so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 11.9           Entire Agreement; Counterparts; Fax Signatures.  This Agreement and the other Loan Documents set forth the entire agreement of the parties with respect to subject matter of this Agreement and supersede all previous understandings, written or oral, in respect thereof.  Any request from time to time by Borrower for Bank’s amendment, modification or waiver of any provision in the Loan Documents must be in writing, and any consent to be provided by Bank under the Loan Documents from time to time must be in writing in order to be binding on Bank; however, Bank will have no obligation to provide or agree to any amendment, modification or waiver requested by Borrower, and Bank may, for any reason in its discretion exercised in good faith, elect to deny any such request.  The terms of this Agreement may be amended, waived or modified only by an instrument in writing duly executed by Borrower and Bank, and any such amendment, waiver or modification shall be binding upon Bank and Borrower.  Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.  Any signed or otherwise authenticated documents delivered by digital transmission (i) may be relied on as if the document were a manually signed original and (ii) will be binding for all purposes of the Loan Documents.

Section 11.10         Headings.  Section headings in this Agreement are included for convenience of reference only and shall not relate to the interpretation or construction of this Agreement.

Section 11.11         Cumulative Remedies.  The remedies provided in this Agreement and the other Loan Documents are cumulative and not exclusive of any remedies provided by law.  Exercise of one or more remedy(ies) by Bank does not require that all or any other remedy(ies) be exercised and does not preclude later exercise of the same remedy.

Section 11.12         Waivers and Amendments in Writing.  Failure by Bank to exercise any right, remedy or option under this Agreement or in any Loan Documents or delay by Bank in exercising the same shall not operate as a waiver by Bank of its right to exercise any such right, remedy or option.  No waiver by Bank shall be effective unless it is in writing and then only to the extent specifically stated.  This Agreement cannot be amended, modified, changed or terminated orally.

Section 11.13         Recourse to Directors or Officers.  The obligations of Bank under this Agreement are solely the corporate obligations of Bank.  No recourse shall be had for any obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, or director of Bank.

Section 11.14         Assignment.  Bank shall have the right to assign this Agreement and the other Loan Documents to the extent permitted under Section 15.5 of the Financing Agreement.  Borrower may not assign, transfer or otherwise dispose of any of its rights or obligations hereunder, by operation of law or otherwise, and any such assignment, transfer or other disposition without Bank’s written consent shall be void.  All of the rights, privileges, remedies and options given to Bank under the Loan Documents shall inure to the benefit of Bank’s successors and assigns, and all the terms, conditions, covenants, provisions and warranties herein shall inure to the benefit of and bind the permitted successors and assigns of Borrower and Bank, respectively.

Section 11.15         Conflict.  If there is any conflict, ambiguity, or inconsistency, in Bank’s judgment, between the terms of this Agreement and any of the other Loan Documents, then the applicable terms and provisions, in Bank’s judgment, providing Bank with greater rights, remedies, powers, privileges, or benefits will control.

Section 11.16         WAIVER OF JURY TRIAL.  AS A SPECIFICALLY BARGAINED INDUCEMENT FOR BANK TO ENTER INTO THIS AGREEMENT AND EXTEND CREDIT TO BORROWER, BORROWER AND BANK EACH WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT OR THE CONDUCT OF THE RELATIONSHIP BETWEEN BANK AND BORROWER.

Section 11.17         Additional Provisions Relating to Investment Property Collateral.

(a)           Investment Property Collateral Definition.  For purposes of this Section 11.17, the term “Investment Property Collateral” shall mean, collectively, all investment property of Borrower, including without limitation the Investment Account and all securities and other investment property (including, without limitation, securities entitlements, certificates of deposit, instruments, notes, bonds and/or monies) now or hereafter held in the Investment Account and, to the extent related to any of the following or held in the Investment Account, letter of credit rights, general intangibles, all renewals thereof and substitutions therefor, and all proceeds and supporting obligations thereof (such as stock splits, interest and dividends).

(b)           Cash Collateral.  Borrower acknowledges that the Investment Property Collateral constitutes “cash collateral” for purposes of 11 U.S.C. § 363.

(c)           Certificates.  Borrower will immediately deliver in trust to Bank all original security certificates, safekeeping receipts and all other evidence of ownership and/or title to the Investment Property Collateral (collectively, the “Investment Property Certificates”).

(d)           Possessory Agency Agreements; Control Agreements; Collateral in “Street Name”.  Upon the request of Bank, Borrower will promptly obtain from any entity holding or controlling any Investment Property Collateral or Investment Property Certificates such documents as Bank deems necessary to evidence its security interest in and exclusive possession of such Investment Property

Collateral and Investment Property Certificates, including, without limitation, an exclusive possessory agency agreement or control agreement satisfactory to Bank; or as to any securities account(s) or security entitlement(s), nominate Bank as sole entitlement holder with respect thereto.  Borrower agrees that Bank has control over all the Investment Property Collateral and directs any securities intermediary (including Bank and its Affiliates) and/or issuer to comply with any instructions or entitlement orders of Bank as to the Investment Property Collateral without further consent of Borrower.  In the event Bank also acts in the capacity of a securities intermediary with respect to the Investment Property Collateral (or any portion thereof), this Agreement shall give Bank “control” of such Investment Property Collateral, as that term is defined in the Code.  If any Investment Property Collateral is not registered in the legal name of Borrower, Borrower will furnish Bank with satisfactory written proof of Borrower’s bona fide ownership of same.  Upon request of Bank, Borrower will have any Investment Property Collateral registered in Borrower’s legal name at Borrower’s expense.

(e)           Book-Entry Government Securities; U.S. Savings Bonds.  As to any item of Investment Property Collateral constituting a book-entry U.S. Government security held under the “treasury direct” system or any U.S. savings bond, such items of Investment Property Collateral will not be deemed “Acceptable Investments” (as defined in the Financing Agreement).

(f)            Tax Forms.  If requested by Bank, Borrower will complete and deliver to Bank IRS Form W-9 (Payer’s Request for Taxpayer Identification Number), or any successor form thereto, for each item of Investment Property Collateral pledged to Bank and any other informational tax filings required by federal and state taxing authorities with regard to the Investment Property Collateral.

(g)           Trading and Withdrawal. Except following the occurrence and during the continuance of an Event of Default, Borrower may sell, transfer for fair value or redeem any or all of the financial assets included in the Investment Property Collateral and reinvest the proceeds of such transactions in Acceptable Investments to be held in the Investment Account.  Borrower may not, however, withdraw any Investment Property Collateral from the Investment Account without the prior written consent of Bank.  Bank agrees to give such consent unless a Triggering Event (as defined in the Financing Agreement) has occurred and is continuing or would be caused by such withdrawal.

(h)           Regulation U Forms.  If any Investment Property Collateral is “margin stock” under Regulation U of the Federal Reserve Board, Borrower will deliver to Bank a completed Form U-1 satisfactory to Bank upon request.

(i)            Holding Periods.  If any of the Investment Property Collateral constituting a “Security” under any federal securities laws (“Securities Collateral”) does not qualify under SEC Rule 144(b)(1) as being held for one (1) year (or six months in the case of Securities issued by an issuer that is subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934) after acquisition of such Securities from the issuer or an affiliate of the issuer, such Securities Collateral will not be deemed to qualify as an “Acceptable Investment” under the Financing Agreement unless agreed to in writing by Bank (and Bank may require Borrower to provide Bank with Securities Collateral which will meet such qualifications under SEC Rule 144(b)(1)).  Borrower will promptly furnish to Bank such information as Bank deems necessary to comply with federal and/or state securities laws as to the holding and disposition of any Investment Property Collateral, and to determine the status of the Investment Property Collateral under federal and/or state securities laws (including, without limitation, an opinion of counsel as to the status of the Investment Property Collateral under federal and state securities laws); all in form satisfactory to Bank and at Borrower’s expense.

(j)            Additional Rights and Remedies.  In addition to the remedies provided for above, upon the occurrence and during the continuance of an Event of Default, Bank will have the right to (i) exercise all of the rights of Borrower as entitlement holder and/or owner of the Investment Property Collateral; (ii) dispose of the Investment Property Collateral as provided for herein and at law; and (iii) notify any issuer, transfer agent or securities intermediary to comply with all instructions and entitlement orders originated by Bank without further consent of the Borrower, and/or deliver directly in trust to Bank any Investment Property Collateral and/or Investment Property Certificates; and in each case Borrower hereby unconditionally directs such parties to comply with Bank’s requests in all respects. With respect to such rights and remedies:

(A)          Written notice, when required by law, sent to any address of Borrower in this Agreement or the other Loan Documents or otherwise provided by Bank, at least three (3) calendar days (counting the day of sending) before the date of a proposed disposition of the Investment Property Collateral will be deemed reasonable notice (it being acknowledged that support of the Obligations is based on fluctuating market vales of the Investment Property Collateral) but less notice may be reasonable under the circumstances;

(B)           Bank shall not, at any time, be obligated to either take or retain possession or control of the Investment Property Collateral.  With respect to Investment Property Collateral in the possession or control of Bank, Borrower and Bank agree that as a standard for determining commercial reasonableness, Bank need not liquidate, collect, sell or otherwise dispose of any of the Investment Property Collateral if Bank believes, in good faith, that disposition of such Investment Property Collateral would not be commercially reasonable, would subject Bank to third-party claims or liability, would cause Bank to violate federal or state securities laws, that other potential purchasers could be attracted or that a better price could be obtained if Bank held the Investment Property Collateral for up to one (1) year.  Bank may sell Investment Property Collateral without giving any warranties and may specifically disclaim any warranties of title or the like.  Furthermore, Bank may sell the Investment Property Collateral on credit (and reduce the Obligations only when payment is received from the purchaser), at wholesale and/or with or without an agent or broker; Bank need not register any securities collateral under state or federal law; and Bank need not complete, process, or otherwise prepare the Investment Property Collateral prior to disposition.  If the purchaser fails to pay for the Investment Property Collateral, Bank may resell the Investment Property Collateral and Borrower shall be credited with the cash proceeds of the sale.  Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Investment Property Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Investment Property Collateral.

(C)           Bank has no obligation and Borrower waives any obligation to attempt to satisfy the Obligations by collecting the obligations from Borrower or any third parties, and Bank may release, modify or waive any collateral provided by Borrower or any third party to secure any of the Obligations, all without affecting Bank’s rights against Borrower.  Borrower further waives any obligation on the part of Bank to marshal any assets in favor of Borrower or in payment of the Obligations.

(D)          Bank may permit Borrower to attempt to remedy any Event of Default without waiving its rights and remedies hereunder, and Bank may waive any Event of Default without waiving any other subsequent or prior Event of Default by Borrower.  Furthermore, delay on the part of Bank in exercising any right, power or privilege hereunder or at law will not operate as a waiver thereof, nor will any single or partial exercise of such right, power or privilege preclude other exercise thereof or the exercise of any other right, power or privilege.  NO WAIVER OR SUSPENSION WILL BE DEEMED TO HAVE OCCURRED UNLESS THE BANK HAS EXPRESSLY AGREED IN WRITING TO SUCH WAIVE OR SUSPENSION.

The provisions of this Section 11.17 are intended to supplement the other provisions of this Agreement.  However, in the event of any inconsistency between the provisions of this Section 11.17 and the other provisions of this Agreement, the provisions of this Section 11.17 shall control.

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signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by Borrower as of the date first above written.

OVERSTOCK.COM, INC., a Delaware corporation

By:	/s/ Jonathan E. Johnson III
Name:	Jonathan E. Johnson III
Title:	President

U.S. BANK NATIONAL ASSOCIATION, a national banking association

By:	/s/ Ronald Giblin
Name:	Ronald Giblin
Title:	Vice President

[Signature page to Security Agreement]